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                                                                    EXHIBIT 99.1
[PULTE HOMES LOGO]
FOR IMMEDIATE RELEASE                                         Investor Relations
                                                              ------------------
                                                          Contact:  James Zeumer
                                                                  Vice President
                                                                  (248) 433-4597
                                                     email: jim.zeumer@pulte.com



                  PULTE HOMES TO BEGIN EXPENSING STOCK OPTIONS

            COMPANY ALSO ANNOUNCES NEW CORPORATE GOVERNANCE POLICIES


         BLOOMFIELD HILLS, MICHIGAN, MARCH 17, 2003 -- Pulte Homes, Inc. (NYSE:
PHM) announced today its decision to voluntarily expense stock options in its financial statements effective January 1, 2003. Pulte Homes will expense the fair market value of options granted to employees and directors under the guidelines of Statement of Financial Accounting Standards No. 123. Assuming stock option grants comparable to prior years, Pulte Homes estimates the impact on 2003 earnings will be approximately $.02 per diluted share.

         "We have disclosed the impact of stock options in our financial statements, but the decision to expense options is part of our commitment to transparency in financial disclosures and reporting," said Roger A. Cregg, Senior Vice President and CFO.

         The Company also announced that its Board of Directors has adopted a number of programs to further define and strengthen its corporate governance policies. Included in these actions is the adoption of new charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Pulte Homes has also adopted a new business practices policy, as well as a code of ethics for its principal executive officer and principal financial and accounting officers, and expanded corporate governance guidelines.

         "At Pulte Homes, we strive to manage our business with the highest integrity," said Mark J. O'Brien, President and Chief Executive Officer. "The steps we have taken are reflective of the high ethical standards that are embedded within our culture and with which we run our operations."

         "Many of the requirements under the new NYSE standards and the Sarbanes-Oxley Act have been long-standing policies at Pulte Homes," said Mr. O'Brien. "As examples, the Audit, Compensation, and Nominating and Governance Committees of Pulte's Board of Directors are comprised entirely of independent directors and we have long maintained a code of business conduct and ethics."




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         According to the Company, its new corporate governance policies comply with, and in many respects exceed, the requirements of the Sarbanes-Oxley Act and the new corporate accountability and listing standards approved by the New York Stock Exchange (NYSE). Pulte Homes will make available its committee charters, business practices policy, code of ethics and governance guidelines on its web site at www.pulte.com.

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Certain statements in this release constitute "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes and the availability of mortgage financing; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives and/or local building moratoria; (10) governmental regulation, including the interpretation of tax, labor and environmental laws; (11) changes in consumer confidence and preferences; (12) required accounting changes; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control.
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About Pulte Homes

Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage, LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.

/Web site: http://www.pulte.com/